Exhibit 10.6

INTERCREDITOR AGREEMENT

by and among

GMAC COMMERCIAL FINANCE LLC,

as Senior Agent,

and

U.S. BANK, NATIONAL ASSOCIATION,

as Junior Agent

Dated as of April 7, 2010

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6.10.	Nature of Obligations; Post-Petition Interest	27

SECTION 7.	Reliance; Waivers; Etc.	28
7.1.	Reliance	28
7.2.	No Warranties or Liability	28
7.3.	No Waiver of Lien Priorities	29
7.4.	Obligations Unconditional	31

SECTION 8.	Representations and Warranties	32
8.1.	Representations and Warranties of Each Party	32
8.2.	Representations and Warranties of Each Agent	32

SECTION 9.	Miscellaneous	33
9.1.	Conflicts	33
9.2.	Effectiveness; Continuing Nature of this Agreement; Severability	33
9.3.	Amendments; Waivers	33
9.4.	Information Concerning Financial Condition of the Loan Parties and their Respective Subsidiaries	34
9.5.	Subrogation	35
9.6.	SUBMISSION TO JURISDICTION; WAIVERS	35
9.7.	Notices	36
9.8.	Further Assurances	36
9.9.	APPLICABLE LAW	36
9.10.	Binding on Successors and Assigns	36
9.11.	Headings	36
9.12.	Counterparts	36
9.13.	No Third Party Beneficiaries	37
9.14.	Provisions Solely to Define Relative Rights	37
9.15.	Patriot Act Compliance	37

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of April 7, 2010 and entered into by and among GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (“GMACCF”), in its capacity as agent under the Senior Loan Documents (as defined herein) (in such capacity, together with its successors and assigns in such capacity from time to time, “Senior Agent”), and U.S. BANK, NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as trustee and collateral agent under the Junior Lien Documents (as defined below) (in such capacity, including its successors and assigns in such capacity from time to time, the “Junior Agent”).

RECITALS

A.            SQUARETWO FINANCIAL CORPORATION, a Delaware corporation (“SquareTwo”), PREFERRED CREDIT RESOURCES LIMITED, an Ontario corporation (“Preferred”) (Preferred and SquareTwo, collectively, “Borrowers” and each, individually, a “Borrower”), the other ‘Loan Parties’ from time to time party thereto, the lenders from time to time party thereto, GMACCF, as Senior Agent, have entered into that certain Loan Agreement, dated as of April 7, 2010 (as amended, restated, supplemented, Refinanced (as defined below), modified, renewed, extended, refunded or replaced from time to time in accordance with the terms of this Agreement, the “Senior Credit Agreement”);

B.            The obligations of the Loan Parties under the Senior Credit Agreement are secured on a senior priority basis by liens on substantially all of the assets of the Grantors (as defined herein), pursuant to the terms of certain of the Senior Loan Documents (as defined below);

C.            The U.S. Grantors and U.S. Bank, in its capacity as trustee and collateral agent (in such capacity, the “Trustee”) for the Junior Claimholders (as defined below), have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented, Refinanced (as defined below), modified, renewed, extended, refunded or replaced from time to time in accordance with the terms of this Agreement, the “Junior Debt Agreement”) providing for the issuance of notes and the guaranty of the Junior Lien Obligations (as defined below) by such U.S. Grantors;

D.            The obligations of the U.S. Grantors under the Junior Debt Agreement are secured on a junior priority basis by liens on substantially all of the assets of the U.S. Grantors pursuant to the terms of certain of the Junior Lien Documents;

E.             The Senior Loan Documents and the Junior Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral (as defined below) and certain other matters; and

F.             In order to induce the Senior Claimholders to consent to the U.S. Grantors granting the Liens to secure the Junior Lien Obligations and to induce the Senior Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers, the Junior Agent and, by virtue of accepting the Junior Notes (as defined below), the

Junior Claimholders, have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.         DEFINITIONS; RULES OF CONSTRUCTION.

1.1.          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Credit Facility” means any “Credit Facility” (other than the Senior Credit Agreement and related Senior Loan Documents) as defined in and permitted under the Junior Debt Agreement, as the same may be amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced from time to time; provided, that any such “Credit Facility” shall only constitute an Additional Credit Facility hereunder if either (a) a Discharge of Senior Lien Obligations under the Senior Credit Agreement and other related Senior Loan Documents occurs and a Refinancing thereof occurs pursuant to a Refinancing that will be secured by a first priority Lien in any Collateral, or (b) the Senior Agent and existing Senior Lenders consent to such Credit Facility being designated as an “Additional Credit Facility” in accordance with the terms and conditions of the Senior Loan Documents.  The authorized representative of the lenders or holders under any Additional Credit Facility shall execute a joinder agreement to this Agreement substantially in the form of Exhibit A, appropriately completed, and any such representative of an Additional Credit Facility described in the foregoing clause (a) shall succeed to all rights, benefits and obligations of the Senior Agent hereunder.

“Additional Credit Facility Agent” means the authorized representative of the lenders or holders under any Additional Credit Facility which representative has executed a joinder agreement to this Agreement substantially in the form of Exhibit A (appropriately completed).

“Adequate Protection” means the granting of additional Liens, replacement Liens, super-priority claims, cash payments or any other court ordered charge over any of a Grantor’s property or assets in order to preserve or substitute value where pre-existing security is diminished (i) by the granting of prior ranking Liens to secure DIP Financing (as defined in Section 6.2), (ii) by authorizing the use of Cash Collateral, or (iii) by any other means.

“Agent” means Senior Agent or Junior Agent as the context requires.

“Agreement” has the meaning set forth in the preamble hereto.

“Ancillary Obligations” has the meaning set forth in the definition of “Maximum Senior Amount.”

“Bankruptcy Code” means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, each as now or hereafter in effect, or any successor statute.

“Borrower” and “Borrowers” have the respective meanings set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means Senior Claimholders and Junior Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting Senior Collateral or Junior Collateral.

“Default Disposition” has the meaning set forth in Section 5.1(d).

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of Junior Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5, the payment in full in cash of the Junior Lien Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and the termination or expiration of all commitments, if any, to extend credit that would constitute Junior Lien Obligations.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)           payment in full in cash of the Senior Lien Obligations (other than (i) outstanding Letters of Credit and obligations under Interest Rate Agreements which are not then due and payable, and (ii) contingent obligations or contingent indemnification obligations except as provided in clause (d) below);

(b)           termination or expiration of all commitments, if any, to extend credit that would constitute Senior Lien Obligations;

(c)           termination or cash collateralization (in an amount and in the manner required by the Senior Credit Agreement) of all outstanding Letters of Credit and all obligations under Interest Rate Agreements and other Ancillary Obligations; and

(d)           cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of Senior Lien Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any Senior Loan Documents (in an amount and manner reasonably satisfactory to Senior Agent).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Dollars” or “$” means United States dollars.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any enforcement or foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition or the enforcement of or execution on any judgment Lien on Collateral, (b) the exercise of any right or remedy with respect to the Collateral provided to a secured creditor under the Senior Loan Documents or the Junior Lien Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral or the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee letter or similar agreement or arrangement, but excluding the collection of Collateral and proceeds of Collateral by Senior Agent under any lockbox agreement or account control agreement), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Junior Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral, or (h) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Grantor or any assets of any Grantor or instituting any action seeking the appointment of a trustee, receiver, liquidator or similar official appointed for or over any Collateral.

“Governmental Authority” means the government of the United States of America, Canada or any other nation, any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means all Loan Parties (as such term is defined in the Senior Credit Agreement), and each other person that may from time to time execute and deliver a Senior Loan Document or a Junior Lien Documents as a “debtor,” “grantor,” “guarantor” or “pledgor” (or the equivalent thereof).

“Guarantor” and “Guarantors” means the “Guarantor” and “Guarantors” as such terms are defined in the Senior Credit Agreement.

“Holding” means CA Holding, Inc., a Delaware corporation.

“Indebtedness” means and includes all obligations that constitute “Indebtedness” within the meaning of the Senior Credit Agreement.

“Insolvency Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)           any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, interim receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)           any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)           any assignment for the general benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Interest Rate Agreements” means the “Interest Rate Agreements” as such term is defined in the Senior Credit Agreement.

“Junior Agent” means (i) so long as the obligations under the Junior Debt Agreement are outstanding, the Trustee, in its capacity as collateral agent for the holders of the Junior Notes and other secured parties under the Junior Debt Agreement and the other Junior Lien Documents, and (ii) at any time thereafter, such agent or trustee as is designated “Junior Agent” by Junior Claimholders holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations; it being understood that as of the date of this Agreement, the Trustee shall be so designated Junior Agent.

“Junior Claimholders” means, at any relevant time, the holders of Junior Lien Obligations at that time, including Junior Creditors and Junior Agent, and any agents or trustee of any of the foregoing persons and each Permitted Additional Junior Lien Obligations Representative.

“Junior Collateral” means, subject to any applicable limitations set forth in Section 2.3, all of the assets and property of any U.S. Grantor subject to the Lien of Junior Agent and granted as security for any Junior Lien Obligation under the Junior Security Agreement the Junior Pledge

Agreement, or any other Junior Lien Document, as such agreements may be in effect from time to time.

“Junior Creditors” means the “Holders” (as such terms are defined in the Junior Debt Agreement).

“Junior Debt Agreement” has the meaning set forth in the recitals to this Agreement.

“Junior Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Junior Debt Agreement (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under this Agreement) or any other Junior Lien Documents (including any Permitted Additional Junior Lien Indebtedness Documents), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Junior Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any U.S. Grantor, or that would have accrued or become due under the terms of the Junior Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Junior Lien Documents” means the Junior Security Agreement, the Junior Debt Agreement, the Junior Pledge Agreement, the Junior Notes and any other agreement, document, or instrument (other than this Agreement) pursuant to which a Lien is granted securing any Junior Lien Obligations or under which rights or remedies with respect to such Liens are governed (including any Permitted Additional Junior Lien Indebtedness Documents).

“Junior Notes” means the 11.625% Senior Secured Notes due April, 2017 issued by SquareTwo pursuant to the Junior Debt Agreement.

“Junior Pledge Agreement” means the Pledge Agreement (as such term is defined in the Junior Debt Agreement).

“Junior Security Agreement” means the Security Agreement (as such term is defined in the Junior Debt Agreement).

“Letters of Credit” means the “Lender Letters of Credit,” as that term is defined in the Senior Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing and any financing statement under the UCC (other than precautionary lease financing statements).

“Maximum Senior Amount” means the greater of (x) $215,000,000 and (y) as of the date that any Senior Lien Obligations are incurred, the lesser of (A) 35% of Estimated Remaining Proceeds and (B) an amount equal to the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available (all capitalized terms in this clause (y) defined are as defined in the Junior Debt Agreement, as in effect on the date that any Senior Lien Obligations are incurred in reliance on this clause (y)) (it being understood that the Maximum Senior Amount shall not be applicable with respect to (and therefore shall not limit) any Senior Lien Obligations that consist of obligations incurred with respect to Interest Rate Agreements, currency hedge agreements or bank product agreements that are secured under the Senior Credit Agreement or any Additional Credit Facility (the “Ancillary Obligations”) or any interest, fees, expenses, indemnification obligations or other Senior Lien Obligations that do not constitute principal). For purposes of the determining the amount applicable pursuant to clause (y) above, (i) the Senior Claimholders shall be entitled to rely on a calculation certified by SquareTwo as being a true and correct valuation of the then applicable Maximum Senior Amount, and (ii) in the case of a revolving credit facility or other similar facility involving the incurrence of extensions of credit from time to time pursuant to commitments to provide such extensions of credit, 100% of such commitments shall be deemed an incurrence of indebtedness on the date on which the commitments under such facility were initially incurred or, if applicable, subsequently increased in reliance on a certificate delivered pursuant to the immediately preceding clause (i), and any borrowings, repayments and reborrowings at any time under such commitments shall not be deemed a new incurrence of indebtedness.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to reorder (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4, or the provisions of Section 6, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Senior Claimholders for such class to have approved such Plan of Reorganization.

“Permitted Additional Junior Lien Indebtedness” means Indebtedness, if any, that, at the time incurred, is permitted under the Senior Credit Agreement and qualifies as “Permitted Additional Pari Passu Obligations” under the Junior Debt Agreement.

“Permitted Additional Junior Lien Indebtedness Documents” means each of the agreements, documents, joinders and instruments providing for or evidencing any Permitted Additional Junior Lien Indebtedness as well as any other document or instrument executed or delivered at any time in connection with any Permitted Additional Junior Lien Indebtedness, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced from time to time in accordance with this Agreement.

“Permitted Additional Junior Lien Obligations” means Obligations, if any, under the Permitted Additional Junior Lien Indebtedness Documents with respect to Permitted Additional Junior Lien Indebtedness; provided that each Permitted Additional Junior Lien Obligations

Representative of such Permitted Additional Junior Lien Obligations executes a joinder agreement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Permitted Additional Junior Lien Obligations Representative” means each duly authorized representative of any holders of Permitted Additional Junior Lien Obligations which representative has executed a joinder agreement to this Agreement substantially in the form of Exhibit A (appropriately completed) and which is a party to the Permitted Additional Junior Lien Indebtedness Documents.

“person” or “Person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Plan of Reorganization” means any plan or reorganization, plan of liquidation, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to amend, increase, modify, refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, creditors, arrangers, agents, borrowers and/or guarantors and whether or not occurring contemporaneously with the payoff of the previously existing indebtedness subject to such transaction.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Senior Agent” has the meaning set forth in the preamble to this Agreement.

“Senior Claimholders” means, at any relevant time, Senior Agent, and the holders of Senior Lien Obligations at that time, including Senior Lenders, the Additional Credit Facility Agent, and any agents or trustee of any of the foregoing persons.

“Senior Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lien Obligation.

“Senior Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Senior Default” means any “Event of Default”, as such term is defined in any Senior Loan Document.

“Senior Lenders” means the “Lenders” as defined in the Senior Credit Agreement and in any Additional Credit Facility.

“Senior Lien Obligations” means all Obligations (as such term is defined in the Senior Credit Agreement) and all other amounts owing, due, or secured under the terms of the Senior Credit Agreement, any Additional Credit Facility or any other Senior Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit, Interest Rate Agreements or other Ancillary Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Senior Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding) provided that the aggregate principal amount of, without duplication, revolving credit loans, letters of credit, term loans, other loans, notes or similar instruments (other than the Ancillary Obligations) provided for under the Senior Credit Agreement, any Additional Credit Facility and/or any other Senior Loan Document (or, to the extent of the Discharge of the Senior Lien Obligations under the Senior Credit Agreement, any Refinancing thereof) in excess of the Maximum Senior Amount, and any interest relating to amounts (other than in respect of Ancillary Obligations) that are in excess of the Maximum Senior Amount, shall not constitute Senior Lien Obligations for purposes of this Agreement.

“Senior Loan Documents” means the Loan Documents (as defined in the Senior Credit Agreement) and any comparable term as defined in the Additional Credit Facility.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Grantor” means any Grantor organized or incorporated under the laws of a jurisdiction in the United States of America, excluding Astrum Financial LLC, Collect Air, LLC and CA Internet Marketing, LLC.

1.2.          Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the Senior Credit Agreement.  Unless the context requires otherwise:

(a)           except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)           any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c)           any definition of or reference to the Senior Lien Obligations or the Junior Lien Obligations herein shall be construed as referring to the Senior Lien Obligations or the Junior Lien Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)           any reference herein to any person shall be construed to include such person’s successors and assigns;

(e)           the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)            all references herein to Sections shall be construed to refer to Sections of this Agreement;

(g)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights; and

(h)           unless otherwise specified herein and except for Section 9.6 hereof, any reference to the “parties hereto” shall not include the Grantors.

SECTION 2.         LIEN PRIORITIES.

2.1.          Relative Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, perfection, enforcement, execution, or delivery of any Liens securing the Junior Lien Obligations granted with respect to the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures Junior Lien Obligations relating to the period, before or after the commencement of any Insolvency Proceeding) or of any Liens securing the Senior Lien Obligations granted with respect to the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures Senior Lien Obligations relating to the period, before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the Senior Lien Obligations, or any other circumstance whatsoever, Senior Agent, Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders, hereby agree that:

(a)           any Lien with respect to the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Senior Agent or any Senior Claimholders or any agent or trustee therefore shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Junior Lien Obligations; and

(b)           any Lien with respect to the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Junior Agent, any Junior Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Collateral securing any Senior Lien Obligations;

All Liens with respect to the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Junior Lien Obligations, for all purposes, whether or not such Liens securing any Senior Lien Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other person.  The Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders, expressly agree that any Lien purported to be granted on any Collateral as security for the Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, a fraudulent conveyance, legally or otherwise deficient in any manner, is avoided or is equitably subordinated.

2.2.          Prohibition on Contesting Liens.  Each of Junior Agent, and, by virtue of accepting the Junior Notes, the Junior Claimholders, and Senior Agent, for itself and on behalf of each Senior Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the attachment, perfection, priority, validity, or enforceability of a Lien held by or on behalf of any Senior Claimholders in the Senior Collateral or by or on behalf of any Junior Claimholders in the Junior Collateral (including the allowability or priority of the Senior Lien Obligations or the Junior Lien Obligations, as applicable, in any Insolvency Proceeding), as the case may be, or the validity or enforceability of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of Senior Agent, any Senior Claimholder, Junior Agent, or any Junior Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Lien Obligations as provided in Sections 2.1 and 3 and the enforcement of Section 2.3(c) against Junior Agent and Junior Creditors.

2.3.          New Liens.  So long as the Discharge of Senior Lien Obligations has not occurred, the parties hereto agree that:

(a)           no Grantor shall grant any additional Liens on any assets or property to secure any Junior Lien Obligation unless such Grantor has granted a Lien on such asset or property to Senior Agent to secure the Senior Lien Obligations contemporaneously with or prior to the time of the grant of a Lien thereon in favor of Junior Agent, such Lien being a senior Lien in favor of the Senior Agent pursuant to the terms hereof;

(b)           to the extent that the provisions of clause (a) above are not complied with for any reason, without limiting any other rights and remedies available to Senior Agent or the

Senior Claimholders, Junior Agent, on behalf Junior Claimholders, agrees that (i) if any Junior Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any Junior Lien Obligation which assets are not also subject to the first-priority Lien of the Senior Agent under the Senior Loan Documents, then the Junior Agent (i) shall hold such Lien for the benefit of and as agent for the Senior Agent and the Senior Claimholders and (ii) upon demand by the Senior Agent, without the need for any further consent of any other Junior Claimholder, and notwithstanding anything to the contrary in any other Junior Lien Documents, shall, at the direction of Senior Agent, (x) release such Lien or (y) assign it to the Senior Agent as security for the Senior Lien Obligations (in which case the Junior Agent shall retain a junior lien on such assets subject to the terms hereof) and (ii) any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2;

(c)           notwithstanding any provision in this Agreement or any of the Junior Lien Documents to the contrary, (i) the obligors and grantors of Collateral with respect to the Junior Lien Obligations shall be limited to the U.S. Grantors and shall specifically not at any time include any obligors or Grantors other than the U.S. Grantors; and (ii) neither the Junior Agent nor any Junior Claimholder shall at any time have or make any claim against, accept any payment from, or exercise any remedies of any kind against, any Grantors other than the U.S. Grantors.

2.4.          Similar Liens and Agreements.  The parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by Senior Agent or Junior Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Senior Collateral and the Junior Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Loan Documents and the Junior Lien Documents; and

(b)           upon request by a Grantor after the Discharge of the Senior Lien Obligations, Senior Agent will provide written notice thereof to each institution in respect of which a control agreement exists in favor of Senior Agent.

SECTION 3.         EXERCISE OF REMEDIES.

3.1.          Exercise of Remedies.

(a)           Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor: Junior Agent, and by virtue of accepting the Junior Note, each Junior Claimholder agrees that (i) it (x) will not exercise or seek to exercise any rights or remedies with respect to the Liens on any Junior Collateral or institute any action or proceeding with respect to such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any Junior Collateral); (y) will not directly or indirectly contest, protest, or object to or hinder or delay in any manner (whether by judicial proceeding or otherwise), or otherwise interfere with any Exercise of Secured Creditor Remedies by Senior Agent or any Senior Claimholder and has no right to direct Senior Agent to

Exercise any Secured Creditor Remedies or take any other action under the Senior Loan Documents; and (z) will not object to (and waives any and all claims with respect to) the forbearance by Senior Agent or Senior Claimholders from Exercising any Secured Creditor Remedies and (ii) the Senior Agent and the Senior Claimholders shall have the exclusive right to enforce rights (including setoff), exercise remedies (including, without limitation, Exercise of Secured Creditor Remedies) and make determinations regarding the Collateral (including the release, disposition, or restrictions with respect to the Collateral) without any notice to, consultation with, or consent of, the Junior Agent or any Junior Claimholder;

(b)           Except as may be permitted in Section 3.3, the Junior Agent and by virtue of accepting the Junior Notes, the Junior Claimholders, irrevocably, absolutely, and unconditionally waive any and all rights Junior Agent or Junior Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which Senior Agent or any Senior Claimholder (A) enforces or collects (or attempts to collect) the Senior Lien Obligations or (B) realizes or seeks to realize upon or otherwise enforce the Liens in and to the Senior Collateral securing the Senior Lien Obligations, regardless of whether any action or failure to act by or on behalf of Senior Agent or any Senior Claimholder is adverse to the interest of Junior Agent or Junior Claimholders.  Without limiting the generality of the foregoing, to the maximum extent permitted by law, Junior Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the Senior Collateral, on the ground(s) that any such disposition of Senior Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC or other applicable law, or (y) would not or did not comply with any other applicable requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral.

(c)           The Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders acknowledge and agree that no covenant, agreement or restriction contained in the Junior Lien Documents shall be deemed to restrict in any way the rights and remedies of Senior Agent or any Senior Claimholder with respect to the Senior Collateral as set forth in this Agreement and the Senior Loan Documents.

(d)           The Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders acknowledge and agree that they shall not be entitled to take or receive any Junior Collateral or any proceeds of Junior Collateral in connection with the exercise of any right or remedy with respect to any Junior Collateral (including any Exercise of Secured Creditor Remedies with respect to any Junior Collateral) or by way of distribution in respect of Junior Collateral or any claim of the Junior Claimholders secured thereby in an Insolvency Proceeding, unless and until the Discharge of First Lien Obligations has occurred.  Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except for actions expressly permitted by Section 3.3 of this Agreement, the sole right of the Junior Agent and the Junior Claimholders with respect to the Junior Collateral is to hold a Lien on the Junior Collateral pursuant to the Junior Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

3.2.          Exclusive Enforcement Rights.  Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Senior Agent and each Senior Claimholder shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Collateral without any consultation with or the consent of Junior Agent or any Junior Claimholder.  In connection with any Exercise of Secured Creditor Remedies, Senior Agent and each Senior Claimholder may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3.          Junior Permitted Actions.  Anything to the contrary in this Agreement notwithstanding, Junior Agent and any Junior Claimholder may:

(a)           if an Insolvency Proceeding has been commenced by or against any U.S. Grantor, file a claim, proof of claim or statement of interest with respect to such U.S. Grantor and/or the Junior Lien Obligations;

(b)           take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of Senior Agent or any Senior Claimholder to Exercise any Secured Creditor Remedies) in order to create, perfect, file, protect or preserve (to the extent such action does not constitute the Exercise of Secured Creditor Remedies), its Lien in and to the Junior Collateral; provided that no such action is, or could reasonably be expected to be, inconsistent with the terms of this Agreement, including the automatic release of Liens provided in Section 5.1;

(c)           file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Junior Claimholders or any disallowance of such claims, including any claims secured by the Junior Collateral, if any; and

(d)           vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with, the terms of this Agreement, with respect to the Junior Lien Obligations and the Junior Collateral.  Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and Senior Agent shall be entitled (under this Agreement, Section 510 of the Bankruptcy Code and/or other applicable law) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

3.4.          Unsecured Creditor Remedies.  Except as set forth in Sections 3.1, 5.1 and 6, Junior Agent and Junior Claimholders may exercise rights and remedies as unsecured creditors against any U.S. Grantor in accordance with the terms of the Junior Lien Documents and applicable law.  Except as otherwise set forth in this Agreement (and subject in any event to any Lien subordination provisions in any Junior Lien Documents), nothing in this Agreement shall prohibit the receipt by the Junior Agent or any other Junior Claimholder of payments on the Junior Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Junior Agent or any other Junior Claimholder of rights or remedies as a secured creditor with respect to the Junior Collateral (including setoff or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or (ii) otherwise in contravention of this Agreement.  In the event that any Junior Claimholder becomes a judgment creditor in respect of Junior Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Junior Lien Obligations.

SECTION 4.         PROCEEDS.

4.1.          Application of Proceeds.  Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Junior Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Junior Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of Senior Agent in connection with such Exercise of Secured Creditor Remedies, (b) second, to the payment in full in cash or cash collateralization of the Senior Lien Obligations in accordance with the Senior Loan Documents, (c) third, to the payment in full in cash of costs and expenses of Junior Agent and any Permitted Additional Junior Lien Obligations Representative in connection with such Exercise of Secured Creditor Remedies (to the extent such Exercise of Secured Creditor Remedies was permitted hereunder), (d) fourth, to the payment in full in cash of the Junior Lien Obligations in accordance with the Junior Lien Documents, and (d) fifth, to the applicable U.S. Grantor, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.  If any Exercise of Secured Creditor Remedies with respect to the Junior Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Agent that conducted the Exercise of Secured Creditor Remedies (or, at Senior Agent’s request, by Senior Agent) as additional Junior Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2.          Turnover.  Unless and until the Discharge of Senior Lien Obligations has occurred, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.4) received by Junior Agent or any Junior Claimholder relating to the Collateral or that is otherwise inconsistent with the terms of this Agreement shall be segregated and held in trust and forthwith paid over to Senior Agent for the benefit of Senior Claimholders in the same form as received, with any necessary endorsements.  Senior Agent is hereby authorized to make any such endorsements as agent for Junior Agent or any such Junior Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

4.3.          No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Junior Claimholders to the Liens of Senior Claimholders in respect of the Senior Lien Obligations as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Junior Lien Obligations in right of payment to the prior payment of the Senior Lien Obligations.

4.4.          Revolving Nature of Senior Obligations.  Senior Agent, on behalf of the Senior Claimholders, and Junior Agent, on behalf of the Junior Claimholders, each acknowledges and agrees that the Senior Credit Agreement includes a revolving commitment and that the amount of the Senior Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

SECTION 5.         RELEASES; DISPOSITIONS; OTHER AGREEMENTS.

5.1.          Releases.

(a)           Until the Discharge of Senior Lien Obligations occurs, Senior Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the Senior Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to Junior Agent or any Junior Claimholder.

(b)           If, in connection with the Exercise of Secured Creditor Remedies by Senior Agent as provided for in Section 3, Senior Agent releases any of its Liens on any part of the Junior Collateral or releases any U.S.Grantor from its obligations in respect of the Senior Lien Obligations, then the Liens of Junior Agent on such Junior Collateral, and the obligations of such U.S. Grantor in respect of the Junior Lien Obligations shall be automatically, unconditionally, and simultaneously released; provided, that any proceeds of Junior Collateral resulting from such Exercise of Secured Creditor Remedies shall be applied in accordance with Section 4.1 hereof.  Junior Agent, for itself or on behalf of any such Junior Claimholders, promptly shall execute and deliver to Senior Agent such termination or amendment statements, releases, and other documents as Senior Agent may reasonably request to effectively confirm such release.

(c)           If, in connection with any Disposition of any Junior Collateral or release that is permitted under the terms of the Senior Loan Documents (including, without limitation, any release under the Senior Loan Documents in connection with assets to be acquired pursuant to purchase money financing or a lease), Senior Agent releases or subordinates to the Liens of any other creditor of a U.S. Grantor any of its Liens on the portion of the Junior Collateral that is the subject of such Disposition, release or subordination, or releases any U.S. Grantor from its obligations in respect of the Senior Lien Obligations (if such U.S. Grantor is the subject of such Disposition), then the Liens of Junior Agent on such Junior Collateral, and the obligations of such Junior Grantor in respect of the Junior Lien Obligations, shall be automatically, unconditionally, and simultaneously released or subordinated, as applicable.  Junior Agent, for itself or on behalf of any such Junior Claimholders, promptly (and in any event, within five (5) Business Days of receipt of a written request therefor) shall execute and deliver to Senior Agent and the U.S. Grantors such termination or amendment statements, releases, subordination agreements and other documents as Senior Agent or the U.S. Grantors, as applicable, may request in writing to effectively confirm such release or subordination, as applicable.

(d)           In the event of any private or public Disposition of all or any material portion of the Junior Collateral by one or more U.S. Grantors with the consent of Senior Agent after the occurrence and during the continuance of a Senior Default (and prior to the Discharge of Senior Lien Obligations), which Disposition is conducted by such U.S. Grantors with the consent of Senior Agent in connection with good faith efforts by Senior Agent to collect the Senior Lien Obligations through the Disposition of Junior Collateral (any such Disposition, a “Default Disposition”), then the Liens of Junior Agent on such Junior Collateral shall be automatically, unconditionally, and simultaneously released (and if (i) the Default Disposition includes equity interests in any U.S. Grantor, and (ii) Senior Agent is also releasing those U.S. Grantors whose equity interests are Disposed of (together with their respective Subsidiaries) from all of their obligations under the Senior Loan Documents, Junior Agent further agrees to release those Persons whose equity interests are Disposed of (together with their respective Subsidiaries) from all of their obligations under the Junior Lien Documents)); provided that Senior Agent also releases its Liens on such Junior Collateral and provided further that any proceeds of Junior Collateral resulting from such Disposition shall be applied in accordance with Section 4.1 hereof.

(e)           Until the Discharge of Senior Lien Obligations occurs, Junior Agent, for itself and on behalf of Junior Claimholders, hereby irrevocably constitutes and appoints Senior Agent and any officer or agent of Senior Agent, with full power of substitution, as its true and lawful attorney in fact, coupled with an interest, with full irrevocable power and authority in the place and stead of Junior Agent or such holder or in Senior Agent’s own name, from time to time in Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 and 5.3(d), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1 and 5.3(d), including any endorsements or other instruments of transfer or release.

(f)            Until the Discharge of Senior Lien Obligations occurs, to the extent that Senior Agent or any Senior Claimholder (i) has released any Lien on Junior Collateral or any U.S. Grantor with respect to the Senior Lien Obligations, and any such Liens or obligations are later reinstated, or (ii) has obtained any new Liens from any U.S. Grantor or obtained a guaranty from any U.S. Grantor of the Senior Lien Obligations, then Junior Agent, for itself and for Junior Claimholders, shall be entitled to obtain (and each of the U.S. Grantors by their acknowledgement to this Agreement agrees to create and otherwise provide) a Lien on any such U.S. Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such U.S. Grantor, as the case may be, subject to any applicable limitations set forth in the Junior Security Agreement and the Junior Pledge Agreement (it being understood that no guaranty from Holding, and no assets of Holding, other than the pledge of Holding’s equity interests in SquareTwo under the Junior Pledge Agreement, are required to secure the Junior Lien Obligations).  Notwithstanding the foregoing, the failure of any U.S. Grantor to comply with the terms of this clause (f) shall not affect the rights of Senior Agent or any Senior Claimholder.

(g)           Notwithstanding anything contained in this Section 5 to the contrary, (i) if the Liens securing the Senior Lien Obligations are released in connection with the Discharge of Senior Lien Obligations (without a contemporaneous incurrence of new or replacement Senior Lien Obligations), the second-priority Liens on the Junior Collateral will not be required to be released (except to the extent the Junior Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the Senior Lien Obligations secured by the Junior Collateral) and (ii) any release effected or occasioned by the terms of this Section 5 by Junior Agent of any Lien in favor of the Junior Agent or any of the Junior Claimholders shall not extend to or otherwise affect any of the rights of the Junior Agent or any Junior Claimholder arising under the Junior Lien Documents to any proceeds of any disposition of any Junior Collateral occurring in connection with such Senior Lien Release; provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of this Agreement.

5.2.          Insurance.  Unless and until the Discharge of Senior Lien Obligations has occurred:

(a)           The Senior Agent (on behalf of the Senior Claimholders) shall be named as first loss payee under all insurance policies maintained from time to time by any Grantor to the extent required by the Senior Loan Documents and the Junior Agent (on behalf of the Junior Claimholders) shall be named as the second loss payee on such policies of insurance (to the extent covering the Junior Collateral).  The Junior Agent shall be named as an additional insured on all liability insurance policies maintained from time to time by any U.S. Grantor on which the Senior Agent is an additional insured.  Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Agent shall have the sole and exclusive right, subject to the rights of Grantors under the Senior Loan Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of Senior Lien Obligations has occurred, and subject to the rights of the U.S. Grantors under the Senior Loan Documents, all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) with respect to U.S. Grantors shall be paid, first to Senior Claimholders and Junior Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

(b)           if Junior Agent or any Junior Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to Senior Agent in accordance with the terms of Section 4.2.

5.3.          Amendments; Refinancings; Legend.

(a)           The Senior Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Senior Lien Obligations may be Refinanced, in each case without notice to, or the consent of, Junior Agent or Junior Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Junior Agent (which it shall be authorized to consent to based upon an affirmative vote of Junior Claimholders holding a majority of the debt under the Junior Lien Debt Agreement) contravene the provisions of this Agreement.  Notwithstanding the foregoing, any such amendment, supplement, modification, or Refinancing of the Senior Loan Documents shall not, without the prior written consent of Junior Agent increase the outstanding principal amount of the Senior Lien Obligations to an amount that would exceed the Maximum Senior Amount.

(b)           The Junior Agent and by virtue of accepting the Junior Notes, the Junior Claimholders, agree that upon prior written notice to Senior Agent, (i) the Junior Lien Documents may be amended, supplemented, or otherwise modified and (ii) the Junior Lien Obligations may be Refinanced; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt (or Junior Agent or other representative therefor) to the extent such Refinancing debt is secured, shall bind themselves in writing addressed and delivered to Senior Agent for the benefit of itself and the Senior Claimholders to the terms of this Agreement; provided, further however that any such amendment, supplement or modification, or the terms of any new Junior Lien Documents, shall not, without the prior written consent of Senior Agent, contravene the provisions of this Agreement, the Senior Credit Agreement, or any other Senior Loan Documents.

(c)           Junior Agent agrees that any promissory note evidencing or security agreement, pledge agreement or mortgage securing the Junior Lien Obligations shall at all times include the following language (or language to similar effect approved by Senior Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests [securing the obligations evidenced by this promissory note][granted pursuant to this agreement] and the exercise of certain rights or and remedies with respect thereto are subject to the provisions of the Intercreditor Agreement, dated as of April 7, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and among GMAC Commercial Finance LLC, as Senior Agent, and [U.S. Bank National Association], as Junior Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and this [promissory note][security agreement][pledge agreement][mortgage], the terms of the Intercreditor Agreement shall govern and control.”

(d)           In the event the Senior Agent or the other Senior Claimholders and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any provision of the Senior Loan Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such Senior Loan Documents or changing in any manner the rights of the Senior Agent, the other Senior Claimholders, the Borrowers or any other Grantor thereunder, including, without limitation, for the purpose of terminating any control or similar agreement entered into for the purpose of perfecting security interests granted under the Senior Loan Documents, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the

Junior Lien Documents (subject to any existing cushion or setback in such comparable Junior Lien Document provision and subject to the terms of Section 2.3(c) hereof) without the consent of the Junior Agent or the other Junior Claimholders and without any action by the Junior Agent, provided that (A) any such amendment, restatement, waiver or consent that is prejudicial to the rights of the Junior Claimholders and does not affect the Senior Agent or the other Senior Claimholders in a like or similar manner shall not apply to the comparable Junior Lien Documents without the consent of the Junior Agent, it being agreed that any release contemplated by Section 5.1 hereof shall be deemed not to be prejudicial to the rights of the Junior Claimholders, (B) subject to Section 2.3(c) hereof, no such amendment, restatement, waiver or consent shall result in the liens securing the Junior Lien Obligations being unperfected with respect to assets in respect of which the Senior Lien Obligations are perfected, (C) no such amendment, restatement, waiver or consent shall adversely impact any indemnification obligations in favor of Junior Agent, (D) in no event shall any such amendment, restatement, waiver or consent become operative with respect to any Junior Lien Document until such time (if ever) as written notice of such amendment, restatement, waiver or consent shall have been given to the Junior Agent by Square Two (with a copy to the Senior Agent), which notice shall specify the matters under the Junior Lien Documents that have changed as a result of the operation of this Section 5.1(d) and (E) in no event shall this Section 5.1(d) have the effect of changing the terms any Junior Lien Document that are not specified to be changing in the notice delivered pursuant to the immediately preceding clause (D).   For clarity, Square Two may, in its sole discretion, withhold any notice described in clause (D) above.

5.4.          Bailee for Perfection.

(a)           Senior Agent and Junior Agent agree to hold or control that part of the Junior Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, or other applicable law (such Junior Collateral being referred to as the “Pledged Collateral”) as bailee and as a non-fiduciary agent for Junior Agent or Senior Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Junior Lien Documents or the Senior Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4(a) and Senior Agent and Junior Agent hereby appoint each other Agent to act as its non-fiduciary agent for such purposes and each such Agent accepts such appointment. Unless and until the Discharge of the Senior Lien Obligations, Junior Agent agrees to promptly notify Senior Agent of any Pledged Collateral held by it or by any Junior Claimholders, and, immediately upon the written request of Senior Agent at any time prior to the Discharge of the Senior Lien Obligations, Junior Agent agrees to deliver to Senior Agent any such Pledged Collateral held by it or by any Junior Claimholders, together with any necessary endorsements (or otherwise allow Senior Agent to obtain sole possession or control of such Pledged Collateral).

(b)           Subject to the terms of this Agreement, until the Discharge of Senior Lien Obligations has occurred, the Senior Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Loan Documents as if the Liens of the Junior Agent under the Junior Collateral Documents did not exist.  The rights of the Junior Agent shall at all times be subject to the terms of this Agreement and to the Senior Agent’s rights under the Senior Loan Documents.

(c)           Senior Agent shall not have any obligation whatsoever to Junior Agent or any Junior Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Junior Agent shall have no obligation whatsoever to Senior Agent or any Senior Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of Senior Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Senior Lien Obligations as provided in paragraph (d) of this Section 5.4 (in all cases subject to the terms of Section 2.3(c)).  The duties or responsibilities of Junior Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.

(d)           Senior Agent acting pursuant to this Section 5.4 shall not have by reason of the Senior Loan Documents, the Junior Lien Documents, or this Agreement a fiduciary relationship in respect of Junior Agent or any Junior Claimholder.  Junior Agent acting pursuant to this Section 5.4 shall not have by reason of the Senior Loan Documents, the Junior Lien Documents, or this Agreement a fiduciary relationship in respect of Senior Agent or any Senior Claimholder.

(e)           Upon the Discharge of Senior Lien Obligations and subject to Section 2.3(c) hereof, Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (but without representation or warranty or recourse of any kind), first, to Junior Agent to the extent Junior Lien Obligations remain outstanding as confirmed in writing by Junior Agent, and, to the extent that Junior Agent confirms no Junior Lien Obligations are outstanding, second, to U.S. Grantors to the extent no Senior Lien Obligations or Junior Lien Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).

5.5.          When Discharge of Senior Lien Obligations Deemed to Not Have Occurred.

(a)           If Borrowers enter into any Refinancing of the Senior Lien Obligations, then a Discharge of Senior Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Senior Lien Obligations shall be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Senior Agent under the Senior Loan Documents effecting such Refinancing shall be Senior Agent for all purposes of this Agreement.  Senior Agent under the Senior Loan Documents shall agree (in a writing addressed to Junior Agent for the benefit of itself and the Junior Claimholders in the form of Exhibit A hereto) to be bound by the terms of this Agreement.  Promptly after receipt of such writing, Junior Agent agrees to deliver to Senior Agent any Pledged Collateral held by it or by any Junior Claimholders, together with any necessary endorsements (or otherwise allow Senior Agent to obtain possession or control of such Pledged Collateral) and such other documents as may be reasonably requested to enable the Refinancing of the Senior

Lien Obligations to obtain the same lien priority and status as the Senior Lien Obligations in existence as of the date of this Agreement.

(b)           If SquareTwo enters into any Refinancing of the Junior Lien Obligations, then a Discharge of Junior Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Junior Lien Obligations shall be treated as Junior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Junior Agent under the Junior Lien Documents effecting such Refinancing shall be Junior Agent for all purposes of this Agreement.  Junior Agent under such Junior Lien Documents shall agree (in a writing addressed to Senior Agent for the benefit of themselves and the Senior Claimholders substantially in the form of Exhibit A hereto) to be bound by the terms of this Agreement.

5.6.          Injunctive Relief.  Should any Junior Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Senior Agent or any Senior Claimholder may obtain relief against such Junior Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Junior Agent that (a) Senior Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Junior Claimholder waives any defense that such Grantor and/or Senior Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.  Should any Senior Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Junior Collateral, or fail to take any action required by this Agreement, Junior Agent or any Junior Claimholder (in its or their own name or in the name of any U.S. Grantor) or any U.S. Grantor may obtain relief against such Senior Claimholder by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by Senior Claimholders that (i) Junior Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Senior Claimholder waives any defense that such U.S. Grantor and/or Junior Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.  Senior Agent and Junior Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Senior Agent or any Senior Claimholder or Junior Agent or any Junior Claimholder, as the case may be.

SECTION 6.         INSOLVENCY PROCEEDINGS.

6.1.          Enforceability and Continuing Priority.  This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2.          Financing.  If any U.S. Grantor shall be subject to any Insolvency Proceeding and Senior Agent consents to the use of post-filing/post-petition cash receipts or “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) (collectively, “Cash Collateral”), on which Senior Agent has a Lien or to permit any U.S. Grantor to obtain financing provided by any one or more Senior Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then Junior Agent agrees that, subject to the terms and conditions set forth in Section 6.5(b), it will consent to such Cash Collateral use and will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or such DIP Financing (including, except as provided below (including, without limitation, in Section 6.5(b)), any claim that the Junior Claimholders are entitled to Adequate Protection on account of their interests in the Junior Collateral as a condition thereto) and, to the extent the Liens securing the Senior Lien Obligations are discharged, subordinated to, or pari passu with such DIP Financing, Junior Agent will subordinate its Liens in the Junior Collateral to the Liens securing such DIP Financing; provided that Junior Agent may object to such DIP Financing if the sum of (i) the maximum aggregate principal amount of Indebtedness that may be outstanding from time to time under such DIP Financing plus, without duplication, (ii) the aggregate principal amount of loans and the aggregate face amount of Letters of Credit issued but not reimbursed under the Senior Credit Agreement (after giving effect to any closing with respect to such DIP Financing following the final hearing in respect thereof) exceeds the Maximum Senior Amount.  Junior Agent agrees that it shall not, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Lien Obligations without the consent of Senior Agent.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Junior Collateral held by Senior Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Junior Collateral of Junior Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Junior Collateral of Senior Claimholders consistent with this Agreement.

6.3.          Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations.  Except as otherwise set forth below, until the Discharge of Senior Lien Obligations has occurred,  Junior Agent agrees that it will be deemed to have irrevocably, absolutely and unconditionally consented, and will not object or oppose a motion to Dispose of any Junior Collateral free and clear of the Liens or other claims in favor of Junior Agent under Section 363 of the Bankruptcy Code, or pursuant to the terms of any other applicable Bankruptcy Law or court order in any Insolvency Proceeding, if Senior Agent (with consent of the requisite Senior Claimholders under the Senior Credit Agreement) has consented to such Disposition of such assets free and clear of their Liens, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Junior Claimholders under Section 363(k) of the Bankruptcy Code, or pursuant to the terms of any other applicable Bankruptcy Law or court order in any Insolvency Proceeding (so long as the right of the Junior Claimholders to offset its claim against the purchase price is only after the Discharge of Senior Lien Obligations has occurred) so long as the interests of the Junior Creditors in the Junior Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of Junior Agent) attach to the proceeds thereof on the same basis and priority as the other Liens securing the Junior Lien Obligations under this Agreement (i.e., subordinate to the Liens securing the Senior Lien Obligations). Notwithstanding the foregoing, to the extent that Junior Agent and Junior Claimholders reasonably believe that the Junior Lien Obligations are undersecured, the Junior Agent, on behalf of itself and the Junior Claimholders, may raise objections to any such Disposition of Junior Collateral that could be raised by any creditor of the Grantors whose claims were not secured by any Liens on the Junior Collateral so long as such objections are not based on the Junior Claimholders’ status as secured creditors.

6.4.          Relief from the Automatic Stay.  Until the Discharge of Senior Lien Obligations has occurred; Junior Agent agrees not to (a) seek (or support any other person seeking) relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Junior Collateral, without the prior written consent of Senior Agent or (b) oppose any request by Senior Agent or any Senior Claimholder to seek relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Junior Collateral; provided that the Senior Claimholders shall otherwise remain subject to all applicable restrictions of this Agreement following the foreclosure upon or granting of any such relief from the automatic stay, and the foregoing clause (b) shall not impair the rights or entitlements of the Junior Claimholders with respect to and to the extent such Junior Claimholders hold unsecured claims.

6.5.          Adequate Protection.

(a)           In any Insolvency Proceeding involving a U.S. Grantor, until the Discharge of Senior Lien Obligations has occurred, Junior Agent agrees, and by virtue of accepting the Junior Notes, each Junior Claimholder agrees, that no Junior Claimholder shall contest (or support any other person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i)            any request by Senior Agent or any other Senior Claimholder for Adequate Protection; or

(ii)           any objection by Senior Agent or any other Senior Claimholder to any motion, relief, action, or proceeding based on Senior Agent or such Senior Claimholder claiming a lack of Adequate Protection; or

(iii)          the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior Claimholders (or the Person or Persons acting in a similar capacity under any agreement replacing or Refinancing the Senior Credit Agreement as permitted hereunder) under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

(b)           In any Insolvency Proceeding involving a U.S. Grantor:

(i)            if any one or more Senior Claimholders are granted Adequate Protection in the form of an additional Lien or a replacement Lien (on existing or future assets of U.S. Grantors) in connection with any DIP Financing or use of Cash Collateral, then Senior Agent agrees that Junior Agent shall also be entitled to seek, without objection from Senior Claimholders, Adequate Protection in the form of an additional Lien or a replacement Lien (on such existing or future assets of U.S. Grantors), which additional or replacement Lien of Junior Agent, if obtained, shall be subordinate to the Liens securing the Senior Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Junior Lien Obligations are subordinate to the Senior Lien Obligations under this Agreement;

(ii)           if any one or more Junior Claimholders request Adequate Protection in the form of an additional Lien or a replacement Lien (on existing or future assets of U.S. Grantors), then Junior Agent agrees that Junior Agent and/or Junior Claimholder shall not accept such Adequate Protection unless Senior Agent shall also be granted or offered an Adequate Protection Lien on existing or future assets of U.S. Grantors as security for the Senior Lien Obligations and that any Adequate Protection Lien on such existing or future assets securing the Junior Lien Obligations shall be subordinated to the Lien on such assets securing the Senior Lien Obligations on the same basis as the other Liens securing the Junior Lien Obligations are subordinated to the Senior Lien Obligations under this Agreement;

(iii)          if any one or more Senior Claimholders request and are granted Adequate Protection in the form of a super-priority claim in connection with any DIP Financing or use of Cash Collateral, then Senior Agent agrees that Junior Agent shall also be entitled to seek, without objection from Senior Claimholders (but subject to the terms of section 2.3(c) hereof), Adequate Protection in the form of a super-priority claim, which super-priority claim of Junior Agent, if obtained, shall be subordinate to the super-priority claims of the Senior Agent on the same basis as the other claims of the Junior Claimholders are subordinate to the claims of the Senior Claimholders under this Agreement; provided, however, the Junior Agent, and by virtue of accepting the Junior Notes, the Junior Claimholders, agree that they shall not accept such Adequate Protection unless Senior Agent shall also be granted or offered Adequate Protection in the form of a super-priority claim, which super-priority claim, if obtained, shall be subordinate to the super-priority claim of the Senior Claimholders;

(iv)          if any one or more Junior Claimholders are granted Adequate Protection in the form of a super-priority claim, then Junior Agent agrees that Senior Agent shall also be granted or offered Adequate Protection in the form of a super-priority claim, which super-priority claim shall be senior to the super-priority claim of the Junior Claimholders;

(v)           consistent with the foregoing provisions in this Section 6.5, in any Insolvency Proceeding, no Junior Claimholder shall be entitled (and each Junior Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of Adequate Protection with respect to its interests in the Junior Collateral (except as expressly set forth above in this Section 6.5 or as may otherwise be consented to in writing by Senior Agent with respect to such Junior Collateral or as may otherwise be granted to the Senior Agent; provided, that any such other type of Adequate Protection granted to the Junior Agent shall be subordinated to that granted to the Senior Agent; and

(vi)          nothing herein shall limit the rights of Senior Agent or any Senior Claimholder to seek Adequate Protection with respect to their rights in the Senior Collateral in any Insolvency Proceeding (including Adequate Protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement.

(c)           Neither Junior Agent nor any other Junior Claimholder shall object to, oppose, or challenge any claim by Senior Agent or any Senior Claimholder for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, fees, or expenses.

(d)           So long as Senior Agent and Senior Claimholders shall have received and shall continue to receive all accrued post-petition interest, fees or expenses with respect to the Senior Lien Obligations, neither Senior Agent nor any other Senior Claimholder shall object to, oppose, or challenge any claim by Junior Agent or any Junior Claimholder for allowance in any Insolvency Proceeding of Junior Lien Obligations consisting of post-petition interest, fees, or expenses.

6.6.          Section 1111(b) of the Bankruptcy Code.  Junior Agent, for itself and on behalf of Junior Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Junior Agent, for itself and on behalf of Junior Claimholders, waives any claim it may hereafter have against any Senior Claimholder arising out of the election by any Senior Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7.          No Waiver.  Subject to this Section 6, until the Discharge of Senior Lien Obligations has occurred, nothing contained herein shall prohibit or in any way limit Senior Agent or any Senior Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Junior Agent or any Junior Claimholders, including the seeking by Junior Agent or any Junior Claimholders of Adequate Protection or the assertion by Junior Agent or any Junior Claimholders of any of its rights and remedies under the Junior Lien Documents.

6.8.          Avoidance Issues.  If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of Senior Lien Obligations (a “Recovery”), then such Senior Claimholders shall be entitled to a reinstatement of Senior Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect with respect to such Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement with respect thereto.  The Junior Agent and, by virtue of accepting the Junior Notes, the Junior

Claimholders agree that none of them shall be entitled to benefit in any manner from any Lien with respect to any avoidance action affecting or otherwise relating to any distribution or allocation of Collateral or the proceeds of Collateral made in accordance with this Agreement, whether by preference or otherwise, to the extent such Lien is prior to the Lien of Agent therein, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement; provided, however, that the foregoing sentence shall not impair the rights or entitlements of the Junior Claimholders with respect to and to the extent such Junior Claimholders hold unsecured claims against U.S. Grantors.

6.9.          Plan of Reorganization.

(a)           If, in any Insolvency Proceeding involving a U.S. Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)           Junior Claimholders (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of or support any Plan of Reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the consent of the Senior Agent or to the extent any such plan is proposed or supported by the number of Senior Claimholders required under Section 1126(d) of the Bankruptcy Code.

6.10.        Nature of Obligations; Post-Petition Interest.  The Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders, acknowledge and agree that (i) the Junior Claimholders’ claims against the Loan Parties in respect of the Junior Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Claimholders against the Loan Parties in respect of the Junior Collateral and (ii) the Senior Lien Obligations include all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party at the rate provided for in the Senior Loan Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency Proceeding.  By virtue of accepting the Junior Notes, the Junior Claimholders acknowledge and agree that this Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Loan Parties in respect of the Junior Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders, acknowledge and agree that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Junior Collateral (with the effect being that, to the extent that the aggregate value of the Junior Collateral is sufficient (for this purpose ignoring all claims held by the Junior Agent on behalf of the Junior Claimholders), the Senior Claimholders shall be entitled to receive from the Collateral or in respect of its secured claim with respect thereto, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective Insolvency Proceeding) before any distribution is made in respect of the claims relating to the Junior Collateral or the Liens thereon securing the Junior Lien Obligations held by the Junior Agent, on behalf of the Junior Claimholders, with the Junior Agent and, by virtue of accepting the Junior Notes, the Junior Claimholders, acknowledging and agreeing to turn over to the holders of the Senior Lien Obligations all amounts otherwise received or receivable by them from the Junior Collateral or in respect of the Liens thereon securing the Junior Lien Obligations to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Junior Claimholders).

SECTION 7.         RELIANCE; WAIVERS; ETC.

7.1.          Reliance.

(a)           Other than any reliance on the terms of this Agreement, Senior Agent acknowledges that it and such Senior Claimholders have, independently and without reliance on Junior Agent or any Junior Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Senior Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Credit Agreement or this Agreement.

(b)           Other than any reliance on the terms of this Agreement, Junior Agent acknowledges that it and Junior Claimholders have, independently and without reliance on Senior Agent or any Senior Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Junior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Junior Lien Documents or this Agreement.

7.2.          No Warranties or Liability.  Senior Agent acknowledges and agrees that each of Junior Agent and Junior Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Junior Lien Documents (other than this Agreement, to the extent provided in Section 8), the ownership of any Junior Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Junior Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Junior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Junior Agent acknowledges and agrees that none of Senior Agent or any Senior Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Senior Loan Documents, (other than this Agreement, to the extent provided in Section 8), the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Senior Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Loan

Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Except as provided herein, Junior Agent and Junior Claimholders shall not have any duty to Senior Agent or any Senior Claimholders, and each of Senior Agent and Senior Claimholders have no duty to Junior Agent or any Junior Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Senior Loan Documents and the Junior Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.          No Waiver of Lien Priorities.

(a)           No right of Senior Claimholders, Senior Agent or any of them to enforce any provision of this Agreement or any Senior Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Senior Claimholder or Senior Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Senior Loan Documents or any of the Junior Lien Documents, regardless of any knowledge thereof which Senior Agent or Senior Claimholders, or any of them, may have or be otherwise charged with.

(b)           No right of Junior Claimholders, Junior Agent or any of them to enforce any provision of this Agreement or any Junior Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any U.S. Grantor or by any act or failure to act by any Junior Claimholder or Junior Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Junior Lien Documents or any of the Senior Loan Documents, regardless of any knowledge thereof which Junior Agent or Junior Claimholders, or any of them, may have or be otherwise charged with.

(c)           Without in any way limiting the generality of Section 7.3(a) (but subject to any rights of Grantors under the Senior Loan Documents and subject to the provisions of Section 5.3(a)), Senior Claimholders, Senior Agent and any of them may, at any time and from time to time in accordance with the Senior Loan Documents and/or applicable law, without the consent of, or notice to, Junior Agent or any Junior Claimholders, without incurring any liabilities to Junior Agent or any Junior Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Junior Agent or any Junior Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Junior Agent:

(i)            change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Senior Agent or any Senior Claimholder, the Senior Lien Obligations, or any of the Senior Loan

Documents (it being understood that if any such change or increase results in the principal amount of such Senior Lien Obligations exceeding the Maximum Senior Amount, the amounts that are in excess of the Maximum Senior Amount shall not constitute “Senior Lien Obligations” for purposes of this Agreement);

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of any Grantor to Senior Claimholders or Senior Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)          settle or compromise any Senior Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order; and

(iv)          exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Senior Collateral and any security and any guarantor or any liability of any Grantor to Senior Claimholders or any liability incurred directly or indirectly in respect thereof.

(d)           Without in any way limiting the generality of Section 7.3(b) (but subject to any rights of Grantors under the Junior Lien Documents and subject to the provisions of Section 2.3(c) and Section 5.3(b) and the other provisions of this Agreement), Junior Claimholders, Junior Agent and any of them may, at any time and from time to time in accordance with the Junior Lien Documents and/or applicable law, without the consent of, or notice to, Senior Agent or any Senior Claimholder, without incurring any liabilities to Senior Agent or any Senior Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Senior Agent or any Senior Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Senior Agent:

(i)            change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Junior Lien Obligations or any Lien on any Junior Collateral or guarantee thereof or any liability of any U.S. Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Junior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Junior Agent or any Junior Claimholders, the Junior Lien Obligations, or any of the Junior Lien Documents;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Junior

Collateral or any liability of any U.S. Grantor to Junior Claimholders or Junior Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)          settle or compromise any Junior Lien Obligation or any other liability of any U.S. Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Junior Lien Obligations) in any manner or order; and

(iv)          exercise or delay in or refrain from exercising any right or remedy against any U.S. Grantor or any other person, elect any remedy and otherwise deal freely with any U.S. Grantor or any Junior Collateral and any security and any guarantor or any liability of any U.S. Grantor to Junior Claimholders or any liability incurred directly or indirectly in respect thereof.

(e)           Except as otherwise provided in this Agreement, Junior Agent also agrees that Senior Claimholders and Senior Agent shall have no liability to Junior Agent or any Junior Claimholders, and Junior Agent hereby waives any claim against any Senior Claimholder or Senior Agent, arising out of any and all actions which Senior Claimholders or Senior Agent may, pursuant to and not in contravention of the terms hereof, take, permit or omit to take with respect to:

(i)            the Senior Loan Documents;

(ii)           the collection of the Senior Lien Obligations; or

(iii)          the enforcement, sale, liquidation, foreclosure upon or other disposition of, or the failure to enforce, sell, liquidate, foreclose upon or otherwise dispose of, any Senior Collateral.  Except as otherwise provided in this Agreement, Junior Agent agrees that no Senior Claimholders and Senior Agent have any duty to them in respect of the maintenance or preservation of the Senior Collateral, the Senior Lien Obligations, or otherwise.

(f)            Until the Discharge of Senior Lien Obligations, Junior Agent and the Junior Claimholders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Junior Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4.          Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of Senior Agent and Senior Claimholders and Junior Agent and Junior Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Loan Documents or any Junior Lien Documents;

(b)           except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Loan Document or any Junior Lien Documents;

(c)           except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Junior Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of Senior Agent, the Senior Lien Obligations, any Senior Claimholder, Junior Agent, the Junior Lien Obligations or any Junior Claimholder in respect of this Agreement..

SECTION 8.         REPRESENTATIONS AND WARRANTIES.

8.1.          Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)           such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)           this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

(c)           the execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the governing documents of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2.          Representations and Warranties of Each Agent.  Senior Agent and Junior Agent each represents and warrants to the other that it has been authorized by Senior Lenders or Junior Creditors, as applicable, under the Senior Credit Agreement or the Junior Debt Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the Senior Lenders or Junior Creditors, as applicable, as fully as if each such Person had duly executed this Agreement.

SECTION 9.         MISCELLANEOUS.

9.1.          Conflicts.  Senior Agent, on behalf of the Senior Claimholders, and Junior Agent, on behalf of the Junior Claimholders, agree that, as between the Senior Claimholders and the Junior Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of any of the Senior Loan Documents or any of the Junior Lien Documents, the provisions of this Agreement shall govern and control; provided, that nothing in this Section 9.1, (x) as between the Senior Agent, the other Senior Claimholders and the Grantors, shall be deemed to waive any rights, protections, privileges, immunities or indemnities of the Senior Agent and the Senior Claimholders as set forth in the Senior Loan Documents and (y) as between the Junior Agent, the other Junior Claimholders, and the Guarantors, shall be deemed to waive any rights, protections, privileges, immunities or indemnities of the Junior Agent and the Junior Claimholders set forth in the Junior Lien Documents

9.2.          Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of Lien subordination and Senior Claimholders may continue, at any time and without notice to Junior Agent or any Junior Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Senior Lien Obligations in reliance hereof.  Junior Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver, interim receiver, trustee-in-bankruptcy, or other similar Person for such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect on the date of the Discharge of Senior Lien Obligations.

9.3.          Amendments; Waivers.

(a)           No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and in the case of amendments, modifications or waivers in respect of Sections 5.1(c), 5.1(d), 5.1(f), 5.3, 5.4(a), 5.5, 5.6, 7.3(c)(i), 7.3(d)(i), 9.3 or 9.13 (or any amendments to any defined terms used in such Sections, solely to the extent that such amendments to such defined terms affect such Sections) to the extent any such amendment, modification or waiver affects any U.S. Grantor, the U.S. Grantors.  Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Senior Agent and Junior Agent agree that they shall provide to the Grantors a copy of any amendment, modification, or waiver with respect to this Agreement following the execution thereof.

(b)           It is understood that the Senior Agent and the Junior Agent, without the consent of any other Senior Claimholder or Junior Claimholder, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations, including, without limitation, any refinancing of the Senior Lien Obligations, any Additional Credit Facility, any Permitted Additional Junior Lien Obligation, or any Refinancing of the Junior Lien Obligations (“Additional Debt”) of any of the Grantors become Senior Lien Obligations or of any of the U.S. Grantors become Junior Lien Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes Senior Lien Obligations or Junior Lien Obligations; provided, that such Additional Debt is permitted to be incurred by the Senior Loan Documents and the Junior Lien Documents as then in effect, and is permitted by such agreements to be subject to the provisions of this Agreement as Senior Lien Obligations or Junior Lien Obligations, as applicable.

(c)           In the event that the Junior Agent does not take the actions contemplated by Section 9.3(b) in connection with any permitted Additional Debt within ten (10) Business Days after the delivery of a written request to do so, the Senior Agent, without the consent of the Junior Agent, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the purpose of having any Additional Debt become Senior Lien Obligations under this Agreement, which agreement shall specify that such Additional Debt constitutes Senior Lien Obligations; provided, that such Additional Debt is permitted to be incurred pursuant to the Junior Lien Documents as then in effect, and is permitted by such agreement (as determined by the Senior Agent in good faith and certified by an officer of the Borrowers to the Junior Agent) to be subject to the provisions of this Agreement as Senior Lien Obligations.

9.4.          Information Concerning Financial Condition of the Loan Parties and their Respective Subsidiaries.  Senior Agent and Senior Claimholders, on the one hand, and Junior Claimholders and Junior Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Loan Parties and their respective subsidiaries and all endorsers or guarantors of the Senior Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Junior Lien Obligations.  None of Senior Agent or any Senior Claimholder shall have any duty to advise Junior Agent or any Junior Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  Junior Agent and Junior Claimholders shall have no duty to advise Senior Agent or any Senior Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event Senior Agent or any Senior Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to Junior Agent or any Junior Claimholder, it or they shall be under no obligation:

(a)           to make, and none of Senior Agent or any Senior Claimholder shall make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.          Subrogation.  The Junior Agent and the Junior Claimholders waive any rights of subrogation they may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred.

9.6.          SUBMISSION TO JURISDICTION; WAIVERS.

(a)           THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)            ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)          AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv)          AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH OF THE PARTIES HERETO (INCLUDING EACH OF THE GRANTORS ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE

TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY SENIOR AGENT AND JUNIOR AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7.          Notices.  All notices to Junior Claimholders and Senior Claimholders permitted or required under this Agreement shall also be sent to Junior Agent and Senior Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, electronic mail or 3 Business Days after depositing it in the mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as designated on Exhibit B attached hereto or as may be otherwise designated by such party in a written notice to all of the other parties.

9.8.          Further Assurances.  Senior Agent and Junior Agent agree to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Senior Agent or Junior Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrowers.

9.9.          APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10.        Binding on Successors and Assigns.  This Agreement shall be binding upon Senior Agent, Senior Claimholders, Junior Agent, Junior Claimholders, any Additional Credit Facility Agent, any Permitted Additional Junior Lien Obligations Representative, and their respective successors and assigns.

9.11.        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12.        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13.        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of Senior Claimholders and Junior Claimholders.  In no event shall any Grantor be a third party beneficiary of this Agreement, except to the extent that the provisions set forth in Sections 5.1(c), 5.1(d), 5.1(f), 5.3, 5.4(a), 5.5, 5.6, 7.3(c)(i), 7.3(d)(i), 9.3 or 9.13 hereof affect any U.S. Grantor.

9.14.        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Senior Agent and Senior Claimholders on the one hand and Junior Agent and Junior Claimholders on the other hand.  Except as specifically provided in Section 9.13 hereof, no Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and Senior Agent and Senior Claimholders, or as between U.S. Grantors and Junior Agent and Junior Claimholders, the rights of the Grantors under, or the obligations of the applicable Grantors to pay principal, interest, fees and other amounts as provided in, the Senior Loan Documents and the Junior Lien Documents, respectively.

9.15.        Patriot Act Compliance.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act Senior Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Agreement agree that they will provide Senior Agent with such information as it may request in order for Senior Agent to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GMAC COMMERCIAL FINANCE LLC,
a Delaware limited liability company,
as Senior Agent

By:	/s/ Thomas Maiale
Name:	Thomas Maiale
Title:	Director

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Junior Agent

By:	/s/ Robert J. Dunn
Name:	Robert J. Dunn
Title:	Vice President

ACKNOWLEDGMENT

The Grantors each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to Senior Agent, Senior Claimholders, Junior Agent, and Junior Claimholders, and will not do any act or perform any obligation the effect of which would result in a breach of the agreements set forth in the Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time.  The Grantors and each of the Grantors’ undersigned Subsidiaries each further acknowledge and agree that, except as provided in Section 9.13 of the Intercreditor Agreement, they are not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time.

[signatures on following pages]

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

SQUARETWO FINANCIAL CORPORATION,
a Delaware corporation

By:	/s/ Paul A. Larkins
Name:	Paul A. Larkins
Title:	President and Chief Executive Officer

PREFERRED CREDIT RESOURCES LIMITED,
an Ontario corporation

By:	/s/ Chris Walker
Name:	Christopher Walker
Title:	President and Chief Executive Officer

CACH, LLC
CACH OF NJ, LLC
COLLECT AMERICA OF CANADA LLC
CACV OF COLORADO, LLC
CACV OF NEW JERSEY, LLC
HEALTHCARE FUNDING SOLUTIONS, LLC
ORSA, LLC
CANDEO, LLC
AUTUS, LLC, each a Colorado limited liability company

By:	/s/ Paul A. Larkins
Name:	Paul A. Larkins
Title:	Manager

REFINANCE AMERICA, LTD., a Nevada corporation

By:	/s/ Thomas G. Good
Name:	Thomas G. Good
Title:	Secretary

METROPOLITAN LEGAL ADMINISTRATION SERVICES INC., an Ontario corporation

By:	/s/ Chris Walker
Name:	Christopher Walker
Title:	President and Chief Executive Officer

CA HOLDING, INC., a Delaware corporation

By:	/s/ Paul A. Larkins
Name:	Paul A. Larkins
Title:	President and Chief Executive Officer

CCL FINANCIAL INC., an Ontario corporation

By:	/s/ Chris Walker
Name:	Christopher Walker
Title:	President and Chief Executive Officer

SQUARE TWO FINANCIAL CANADA CORPORATION, a Nova Scotia corporation

By:	/s/ Chris Walker
Name:	Christopher Walker
Title:	President and Chief Executive Officer

SQUARETWO FINANCIAL COMMERCIAL FUNDING CORPORATION, a Delaware corporation

By:	/s/ Thomas G. Good
Name:	Thomas G. Good
Title:	Secretary

EXHIBIT A

ACKNOWLEDGMENT

Reference is hereby made to the Intercreditor Agreement, dated as of April 7, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among the Agents referred to therein, to which this Acknowledgment is attached.  All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement when used herein.  The undersigned, in its capacity as [Senior Agent] [Junior Agent] [Permitted Additional Junior Liens Obligation Representative] [Additional Credit Facility Agent] hereby acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

SUCCESSOR [SENIOR AGENT][JUNIOR AGENT] [PERMITTED ADDITIONAL JUNIOR LIENS OBLIGATION REPRESENTATIVE] [ADDITIONAL CREDIT FACILITY AGENT]:

By:
Name:
Title:

Exhibit A - 1

EXHIBIT B

NOTICE ADDRESSES

If to Junior Agent:	U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services
950 17th Street
Denver, CO 80202
Attn: SquareTwo Administrator
Facsimile:
Email:

If to Senior Agent:	GMAC COMMERCIAL FINANCE LLC
Structured Finance Division
1290 Avenue of the Americas, 3rd Floor
New York, NY 10104
	Attention:	Thomas J. Maiale
	Facsimile:	(212) 884-7692
	Email:	tmaiale@gmaccf.com

with copies to:	GMAC COMMERCIAL FINANCE LLC
Structured Finance Division
1290 Avenue of the Americas, 3rd Floor
New York, NY 10104
Attn: SFD Counsel
Facsimile:
Email:

with copies to:	HAHN & HESSEN LLP
488 Madison Avenue
New York, NY 10022
	Attention:	Leonard Lee Podair
	Facsimile:	(212) 478-7400
	Email:	lpodair@hahnhessen.com

If to Grantors:	SQUARETWO FINANCIAL CORPORATION
4340 S. Monaco, Second Floor
Denver, Colorado 80237
	Attention:	L. Heath Sampson and Thomas Good
	Facsimile:	(303) 713-2509
	Email:	hsampson@squaretwofinancial.com and
tgood@squaretwofinancial.com

with copies to:	KRG CAPITAL PARTNERS, L.L.C.
1515 Arapahoe Street, Tower One Suite 1500
Denver, Colorado 80202
	Attention:	Mark M. King and
Chris Bock
	Facsimile:	(303) 390-5015
	Email:	mking@krgcapital.com and
cbock@krgcapital.com

Exhibit B - 1

and:	HOGAN & HARTSON LLP
1200 17th Street
Denver, CO 80202-5840
	Attention:	George A. Hagerty, Esq.
	Facsimile:	(303) 899-7333
	Email:	gahagerty@hhlaw.com